FOR IMMEDIATE RELEASE

Diversified Restaurant Holdings Reports Fourth Quarter
and Fiscal Year 2017 Results
SOUTHFIELD, MI, March 8, 2018 -- Diversified Restaurant Holdings, Inc. (NASDAQ: SAUC) ("DRH" or the "Company"), one of the largest franchisees for Buffalo Wild Wings® ("BWW") with 65 stores across five states, today announced results for its fourth quarter and fiscal year ended December 31, 2017.
Fourth Quarter and Full Year Key Information (from continuing operations)

•	Revenue for the quarter totaled $41.9 million, up 2.8%, and totaled $165.5 million for the year

•	Same-store sales declined 6.8% in the fourth quarter and were down 3.7% for the year

•	Operating income of $1.8 million in the quarter, more than double the prior-year period, and totaled $5.2 million for the year

•	Restaurant-level EBITDA(1) margin was 17.1% for both the quarter and full year

•	Adjusted EBITDA(1) was $4.9 million for the quarter and $19.9 million for the year

•	Net loss was $20.2 million in the quarter and $20.3 million for the year after a $19.0 million write-down of deferred tax assets

•	Total debt was down $7.3 million to $113.9 million at year-end
(1)See attached table for a reconciliation of GAAP net loss to Restaurant-level EBITDA and Adjusted EBITDA
Fourth quarter sales increased $1.1 million due to an additional restaurant and the 53rd week in 2017 compared with only 52 weeks in 2016. Same store sales were down 6.8% for the quarter. For the full year, the $1.1 million decline in revenue was impacted by $0.6 million of lost sales related to Hurricane Irma, $0.4 million revenue deferral related to the Blazin' Rewards loyalty program, an unfavorable number of major sporting events in the Company’s core markets and negative overall traffic, largely offset by the addition of the 53rd week. Same store sales were down 3.7% for the year. The Company revalued its deferred tax assets after enactment of the Tax Cuts and Jobs Act during the fourth quarter of 2017 using the 21% federal statutory income tax rate and re-evaluated its ability to realize these benefits. As a result, a one-time tax expense of $19.0 million was recorded.
David G. Burke, President and CEO, commented, "I'm pleased with the margins that our restaurant teams delivered despite major headwinds not only from sales but also cost of sales due to record high fresh, bone-in chicken wing costs well into the fourth quarter. We also managed significant reductions in our G&A costs and are implementing on-going changes to our structure to improve our focus on sales-driving initiatives." Mr. Burke added, "While recent sales trends were negatively impacted by a major strategic shift in the franchisor media strategy during our most critical sports season, we recognize that our management structure and incentives must be increasingly focused on enhancing sales within the communities that we operate."
"With the acquisition of BWW now complete, we're excited about the changes that are coming for the system, and optimistic that the powerful Buffalo Wild Wings® brand will emerge fresher and stronger while returning to its leading-edge position in its markets."

Fourth Quarter 2017 Results (from continuing operations)
(Unaudited, $ in thousands)	Q4 2017	Q4 2016	Change	% Change
Revenue	$41,927.1	$40,801.2	$1,125.9	2.8%
Operating income	$1,832.4	$854.3	$978.1	114.5%
Operating margin	4.4%	2.1%
Pre-tax income (loss)	$268.1	$(844.5)	$1,112.6	(131.7)%
Net income (loss)	$(20,321.7)	$186.3	$(20,508.0)	(11,008.1)%
Diluted net income (loss) per share	$(0.76)	$0.01	$(0.77)	(7,700.0)%

Same-store sales(1)	(6.8)%	(5.4)%

Restaurant-level EBITDA(2)	$7,163.7	$6,727.4	$436.3	6.5%
Restaurant-level EBITDA margin	17.1%	16.5%
Adjusted EBITDA(2)	$4,933.5	$4,459.9	$473.6	10.6%
Adjusted EBITDA margin	11.8%	10.9%

Full Year 2017 Results (from continuing operations)
(Unaudited, $ in thousands)	2017	2016	Change	% Change
Revenue	$165,462.6	$166,520.9	$(1,058.3)	(0.6)%
Operating income	$5,240.7	$7,304.0	$(2,063.3)	(28.2)%
Operating margin	3.2%	4.4%
Pre-tax income (loss)	$(1,286.4)	$1,368.3	$(2,654.7)	(194.0)%
Net income (loss)	$(20,458.1)	$3,639.0	$(24,097.1)	(662.2)%
Diluted net income (loss) per share	$(0.77)	$0.14	$(0.91)	(650.0)%

Same-store sales(1)	(3.7)%	(3.0)%

Restaurant-level EBITDA(2)	$28,284.7	$32,275.0	$(3,990.3)	(12.4)%
Restaurant-level EBITDA margin	17.1%	19.4%
Adjusted EBITDA(2)	$19,868.1	$23,345.2	$(3,477.1)	(14.9)%
Adjusted EBITDA margin	12.0%	14.0%
(1) Same store sales calculations exclude related closures in September from Hurricane Irma and the 53rd week in fiscal 2017
(2)Please see attached table for a reconciliation of GAAP net loss to Restaurant-level EBITDA and Adjusted EBITDA

DRH is enthusiastic about the recent acquisition of BWW and the expected impact of new initiatives and a fresh look at the brand. However, due to the unknown timing of any impact, it has elected to not provide specific financial guidance for 2018.

Balance Sheet and Cash Flow Highlights - Continuing Operations
Cash and cash equivalents were $4.4 million at December 31, 2017, compared with $4.0 million at 2016 year-end. Capital expenditures were $4.7 million during 2017 and were primarily for one new restaurant, two remodels and restaurant refreshes. Capital expenditures were $12.5 million for 2016.
In 2018, the Company anticipates its capital expenses will range between $1.0 million and $1.5 million, and will be for minor facility upgrades and general maintenance-type investments. DRH does not expect to build any new restaurants nor is it expected to complete any major remodels in 2018.
Total debt was $113.9 million at December 31, 2017, down $7.3 million for the year. The Company entered into a revised agreement with its lenders on February 28, 2018, which both waived its financial covenant compliance requirements for the fourth quarter of 2017 and reset the required levels for quarterly compliance through the end of 2019.

Webcast, Conference Call and Presentation
DRH will host a conference call and live webcast on Friday, March 9, 2018 at 10:00 A.M. Eastern Time, during which management will review the financial and operating results for the fourth quarter and full year period, and discuss its corporate strategies and outlook. A question-and-answer session will follow.
The teleconference can be accessed by calling (201) 389-0879. The webcast can be monitored at www.diversifiedrestaurantholdings.com. A presentation that will be referenced during the conference call is also available on the website.
A telephonic replay will be available from 1:00 P.M. ET on the day of the call through Friday, March 16, 2018. To listen to the archived call, dial (412) 317-6671 and enter replay pin number 13676375, or access the webcast replay at http://www.diversifiedrestaurantholdings.com, where a transcript will also be posted once available.
About Diversified Restaurant Holdings, Inc.
Diversified Restaurant Holdings, Inc. is one of the largest franchisees for Buffalo Wild Wings with
65 franchised restaurants in key markets in Florida, Illinois, Indiana, Michigan and Missouri. DRH’s strategy is to generate cash, reduce debt and leverage its strong franchise operating capabilities for future growth. The Company routinely posts news and other important information on its website at http://www.diversifiedrestaurantholdings.com.

Safe Harbor Statement
The information made available in this news release and the Company’s March 9, 2018 earnings conference call contain forward-looking statements which reflect DRH's current view of future events, results of operations, cash flows, performance, business prospects and opportunities. Wherever used, the words "anticipate," "believe," "expect," "intend," "plan," "project," "will continue," "will likely result," "may," and similar expressions identify forward-looking statements as such term is defined in the Securities Exchange Act of 1934. Any such forward-looking statements are subject to risks and uncertainties, actual growth, results of operations, financial condition, cash flows, performance, business prospects and opportunities could differ materially from historical results or current expectations. Some of these risks include, without limitation, the impact of economic and industry conditions, competition, food safety issues, store expansion and remodeling, labor relations issues, costs of providing employee benefits, regulatory matters, legal and administrative proceedings, information technology, security, severe weather, natural disasters, accounting matters, other risk factors relating to business or industry and other risks detailed from time to time in the Securities and Exchange Commission filings of DRH. Forward-looking statements contained herein speak only as of the date made and, thus, DRH undertakes no obligation to update or publicly announce the revision of any of the forward-looking statements contained herein to reflect new information, future events, developments or changed circumstances or for any other reason.

Investor and Media Contact:
Deborah K. Pawlowski
Kei Advisors LLC
716.843.3908
dpawlowski@keiadvisors.com

FINANCIAL TABLES FOLLOW

DIVERSIFIED RESTAURANT HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2017	December 25, 2016	December 31, 2017	December 25, 2016
Revenue	$41,927,106	$40,801,180	$165,462,612	$166,520,925

Operating expenses
Restaurant operating costs (exclusive of depreciation and amortization shown separately below):
Food, beverage, and packaging	12,269,817	11,912,429	48,799,718	46,794,091
Compensation costs	10,600,978	10,195,132	41,726,264	41,307,718
Occupancy	3,018,219	2,930,147	11,720,147	11,370,223
Other operating costs	8,874,402	9,036,117	35,062,833	34,845,059
General and administrative expenses	2,357,429	2,368,613	9,081,866	9,265,432
Pre-opening costs	—	(54,758)	405,448	599,279
Depreciation and amortization	2,966,022	3,484,290	13,115,072	14,696,846
Loss on asset disposals	7,884	74,935	310,536	338,306
Total operating expenses	40,094,751	39,946,905	160,221,884	159,216,954

Operating profit	1,832,355	854,275	5,240,728	7,303,971

Interest expense	(1,592,573)	(1,438,919)	(6,633,709)	(5,763,684)
Other income (expense), net	28,279	(259,886)	106,586	(172,031)

Income (loss) from continuing operations before income taxes	268,061	(844,530)	(1,286,395)	1,368,256
Income tax (provision) benefit	(20,513,209)	1,030,816	(18,997,756)	2,270,792
Income (loss) from continuing operations	(20,245,148)	186,286	(20,284,151)	3,639,048

Discontinued operations
Loss from discontinued operations before income taxes	(82,701)	(5,633,088)	(238,253)	(10,226,996)
Income tax benefit of discontinued operations	(6,137)	(585,467)	(64,328)	(585,467)
Loss from discontinued operations	(76,564)	(5,047,621)	(173,925)	(9,641,529)

Net loss	$(20,321,712)	$(4,861,335)	$(20,458,076)	$(6,002,481)

Basic earnings (loss) per share from:
Continuing operations	(0.76)	0.01	(0.76)	0.14
Discontinued operations	—	(0.19)	(0.01)	(0.37)
Basic net loss per share	(0.76)	(0.18)	(0.77)	(0.23)
Fully diluted earnings (loss) per share from:
Continuing operations	(0.76)	0.01	(0.76)	0.14
Discontinued operations	—	(0.19)	(0.01)	(0.37)
Fully diluted net loss per share	(0.76)	(0.18)	(0.77)	(0.23)

Weighted average number of common shares outstanding
Basic	26,845,643	26,663,482	26,717,910	26,491,549
Diluted	26,845,643	26,663,482	26,717,910	26,491,549

DIVERSIFIED RESTAURANT HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (Unaudited)

	December 31, 2017	December 25, 2016
ASSETS
Current assets
Cash and cash equivalents	$4,371,156	$4,021,126
Accounts receivable	653,102	276,238
Inventory	1,591,363	1,700,604
Prepaid and other current assets	408,982	1,305,936
Total current assets	7,024,603	7,303,904

Deferred income taxes	—	16,250,928
Property and equipment, net	48,014,043	56,630,031
Intangible assets, net	2,438,187	2,666,364
Goodwill	50,097,081	50,097,081
Other long-term assets	185,322	233,539
Total assets	$107,759,236	$133,181,847

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable	$4,561,939	$3,995,846
Accrued compensation	1,854,127	2,803,549
Other accrued liabilities	2,404,942	2,642,269
Current portion of long-term debt	11,440,433	11,307,819
Current portion of deferred rent	411,660	194,206
Total current liabilities	20,673,101	20,943,689

Deferred rent, less current portion	2,208,238	2,020,199
Deferred income taxes	2,759,870	—
Unfavorable operating leases	510,941	591,247
Other liabilities	2,346,991	3,859,231
Long-term debt, less current portion	102,488,730	109,878,201
Total liabilities	130,987,871	137,292,567

Stockholders' deficit
Common stock - $0.0001 par value; 100,000,000 shares authorized; 26,859,125 and 26,632,222, respectively, issued and outstanding	2,625	2,610
Additional paid-in capital	21,776,402	21,355,270
Accumulated other comprehensive loss	(283,208)	(934,222)
Accumulated deficit	(44,724,454)	(24,534,378)
Total stockholders' deficit	(23,228,635)	(4,110,720)

Total liabilities and stockholders' deficit	$107,759,236	$133,181,847

DIVERSIFIED RESTAURANT HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Fiscal Year Ended
	December 31, 2017	December 25, 2016
Cash flows from operating activities
Net loss	$(20,458,076)	$(6,002,481)
Net loss from discontinued operations	173,925	9,641,529
Net income (loss) from continuing operations	(20,284,151)	3,639,048
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization	13,115,072	14,696,846
Amortization of debt discount and loan fees	294,103	238,784
Amortization of gain on sale-leaseback	(131,617)	(128,782)
Loss on asset disposals	310,536	338,306
Share-based compensation	418,096	435,845
Deferred income taxes	18,943,427	(2,270,792)
Changes in operating assets and liabilities that provided (used) cash
Accounts receivable	(376,864)	(28,915)
Inventory	109,241	(102,225)
Prepaid and other assets	896,954	8,527
Intangible assets	(48,806)	(73,150)
Other long-term assets	48,217	753,960
Accounts payable	555,089	(1,771,388)
Accrued liabilities	(1,357,970)	1,143,880
Deferred rent	182,477	107,737
Net cash provided by operating activities of continuing operations	12,673,804	16,987,681
Net cash used in operating activities of discontinued operations	(173,925)	(5,863.807)
Net cash provided by operating activities	12,499,879	11,123,874

Cash flows from investing activities
Purchases of property and equipment	(4,687,242)	(12,499,507)
Net cash used in investing activities of continuing operations	(4,687,242)	(12,499,507)
Net cash used in investing activities of discontinued operations	—	(907,890)
Net cash used in investing activities	(4,687,242)	(13,407,397)

Cash flows from financing activities
Proceeds from issuance of long-term debt	4,650,965	11,109,154
Repayments of long-term debt	(12,116,623)	(16,134,717)
Payment of loan fees	—	(197,889)
Proceeds from employee stock purchase plan	65,200	40,603
Tax withholding for restricted stock	(62,149)	(12,392)
Capital infusion to discontinued component	—	(2,000,000)
Net cash used in financing activities	(7,462,607)	(7,195,241)
Net increase (decrease) in cash and cash equivalents	350,030	(9,478,764)
Cash and cash equivalents, beginning of period	4,021,126	13,499,890
Cash and cash equivalents, end of period	$4,371,156	$4,021,126

DIVERSIFIED RESTAURANT HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation between Net Loss and Adjusted EBITDA and Adjusted Restaurant-Level EBITDA

	Three Months Ended (Unaudited)		Fiscal Year Ended (Unaudited)
	December 31, 2017	December 25, 2016	December 31, 2017	December 25, 2016
Net loss	$(20,321,712)	$(4,861,335)	$(20,458,076)	$(6,002,481)
+ Loss from discontinued operations	76,564	5,047,621	173,925	9,641,529
+ Income tax expense (benefit)	20,513,209	(1,030,816)	18,997,756	(2,270,792)
+ Interest expense	1,592,573	1,438,919	6,633,709	5,763,684
+ Other (income) expense, net	(28,279)	259,886	(106,586)	172,031
+ Loss on asset disposal	7,884	74,935	310,536	338,306
+ Depreciation and amortization	2,966,022	3,484,290	13,115,072	14,696,846
EBITDA	$4,806,261	$4,413,500	$18,666,336	$22,339,123
+ Pre-opening costs	—	(54,758)	405,448	599,279
+ Non-recurring expenses (Restaurant-level)	—	—	131,000	71,184
+ Non-recurring expenses (Corporate-level)	127,250	101,179	665,333	335,655
Adjusted EBITDA	$4,933,511	$4,459,921	$19,868,117	$23,345,241
Adjusted EBITDA margin (%)	11.8%	10.9%	12.0%	14.0%
+ General and administrative	2,357,429	2,368,613	9,081,866	9,265,432
+ Non-recurring expenses (Corporate-level)	(127,250)	(101,179)	(665,333)	(335,655)
Restaurant–Level EBITDA	$7,163,690	$6,727,355	$28,284,650	$32,275,018
Restaurant–Level EBITDA margin (%)	17.1%	16.5%	17.1%	19.4%

Restaurant-Level EBITDA represents net income (loss) plus the sum of non-restaurant specific general and administrative expenses, restaurant pre-opening costs, loss on property and equipment disposals, depreciation and amortization, other income and expenses, interest, taxes, and non-recurring expenses. Adjusted EBITDA represents net income (loss) plus the sum of restaurant pre-opening costs, loss on property and equipment disposals, depreciation and amortization, other income and expenses, interest, taxes, and non-recurring expenses. We are presenting Restaurant-Level EBITDA and Adjusted EBITDA, which are not presented in accordance with GAAP, because we believe they provide additional metrics by which to evaluate our operations. When considered together with our GAAP results and the reconciliation to our net income, we believe they provide a more complete understanding of our business than could be obtained absent this disclosure. We use Restaurant-Level EBITDA and Adjusted EBITDA together with financial measures prepared in accordance with GAAP, such as revenue, income from operations, net income, and cash flows from operations, to assess our historical and prospective operating performance and to enhance the understanding of our core operating performance. Restaurant-Level EBITDA and Adjusted EBITDA are presented because: (i) we believe they are useful measures for investors to assess the operating performance of our business without the effect of non-cash depreciation and amortization expenses; (ii) we believe investors will find these measures useful in assessing our ability to service or incur indebtedness; and (iii) they are used internally as benchmarks to evaluate our operating performance or compare our performance to that of our competitors.
Additionally, we present Restaurant-Level EBITDA because it excludes the impact of general and administrative expenses and restaurant pre-opening costs, which is non-recurring. The use of Restaurant-Level EBITDA thereby enables us and our investors to compare our operating performance between periods and to compare our operating performance to the performance of our competitors. The measure is also widely used within the restaurant industry to evaluate restaurant level productivity, efficiency, and performance. The use of Restaurant-Level EBITDA and Adjusted EBITDA as performance measures permits a comparative assessment of our operating performance relative to our performance based on GAAP results, while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. Companies within our industry exhibit significant variations with respect to capital structure and cost of capital (which affect interest expense and tax rates) and differences in book depreciation of property and equipment (which affect relative depreciation expense), including significant differences in the depreciable lives of similar assets among various companies. Our management team believes that Restaurant-Level EBITDA and Adjusted EBITDA facilitate company-to-company comparisons within our industry by eliminating some of the foregoing variations.
Restaurant-Level EBITDA and Adjusted EBITDA are not determined in accordance with GAAP and should not be considered in isolation or as an alternative to net income, income from operations, net cash provided by operating, investing, or financing activities, or other financial statement data presented as indicators of financial performance or liquidity, each as presented in accordance with GAAP. Neither Restaurant-Level EBITDA nor Adjusted EBITDA should be considered as a measure of discretionary cash available to us to invest in the growth of our business. Restaurant-Level EBITDA and Adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies and our presentation of Restaurant-Level EBITDA and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual items. Our management recognizes that Restaurant-Level EBITDA and Adjusted EBITDA have limitations as analytical financial measures.

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